Exhibit 10.1

AMENDMENT TO LOAN AND SECURITY AGREEMENT

    THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and entered into on December 15, 2011, by and among BANK OF AMERICA, N.A., a national banking association (“BA”), in its capacity as collateral and administrative agent for the Lenders under the Loan Agreement (as hereinafter defined) (BA, in such capacity, the “Agent”), BA, as Lender under the Loan Agreement (BA, together with the various financial institutions listed on the signature pages hereof, in such capacity, the “Lenders”), the Lenders, INTEGRATED ELECTRICAL SERVICES, INC., a Delaware corporation (“Parent”), each of the Subsidiaries of Parent listed on Annex I attached hereto (Parent and such  Subsidiaries of Parent being herein referred to collectively as the “Borrowers”), and the Subsidiaries of Parent listed on Annex II attached hereto (such Subsidiaries being referred to herein as the “Guarantors”, and Borrowers and Guarantors being referred to herein as the “Credit Parties”).

RECITALS

A. Agent, Lenders and Credit Parties have entered into that certain Loan and Security Agreement, dated as of May 12, 2006 (as amended to date and as it may be further amended, restated, extended, supplemented or otherwise modified from time to time, the “Loan Agreement”).

B. Credit Parties, Agent and Lenders desire to amend the Loan Agreement as hereinafter set forth, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

AGREEMENT

ARTICLE I
Definitions

1.01 Capitalized terms used in this Amendment are defined in the Loan Agreement, as amended hereby, unless otherwise stated.

ARTICLE II
Amendments

Effective as of the Effective Date (as defined below), the Loan Agreement is hereby amended as follows:

2.01 Amendment to Section 1.1.1.  Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to provide as follows:

“1.1.1           Revolver Loans.  Each Lender agrees, severally and not jointly with the other Lenders, upon the terms and subject to the conditions set forth herein, to make Revolver Loans to Borrowers on any Business Day during the period from the date hereof through the Business Day before the last day of the Extended Period, not to exceed in aggregate principal amount outstanding at any time such Lender’s Commitment at such time, which Revolver Loans may be repaid and reborrowed in accordance with the provisions of this Agreement; provided, however, that Lenders shall have no obligation to Borrowers whatsoever to make any Revolver Loan on or after the Commitment Termination Date or if at the time of the proposed funding thereof the aggregate principal amount of all of the Revolver Loans and Pending Revolver Loans then outstanding exceeds, or would exceed after the funding of such Revolver Loan, the Borrowing Base; provided, further, that it shall be a condition precedent to the Lenders’ obligation to make any Revolver Loan during the Extended Period, that Borrowers shall deliver to Agent at the times set forth below a Compliance Certificate demonstrating compliance with the financial covenants set forth in Section 9.3.8.  The compliance certificates required in the immediately preceding sentence shall be delivered on the 22nd day after the end of the relevant period set forth in Section 9.3.8. Each Borrowing of Revolver Loans shall be funded by Lenders on a Pro Rata basis in accordance with their respective Commitments (except for Bank with respect to Settlement Loans).  The Revolver Loans shall bear interest as set forth in Section 2.1 hereof.  Each Revolver Loan shall, at the option of Borrowers, be made or continued as, or converted into, part of one or more Borrowings that, unless specifically provided herein, shall consist entirely of Base Rate Loans or LIBOR Loans.”

2.02 Amendment to Section 1.2.7.  Section 1.2.7 of the Loan Agreement is hereby amended and restated in its entirety to provide as follows:

“1.2.7  Cash Collateral Account.  If any LC Outstandings, whether or not then due or payable, shall for any reason be outstanding at any time, then Borrowers shall forthwith deposit with Agent, in cash, an amount equal to 100% of the aggregate amount of LC Outstandings.  Borrowers’ failure to make any such deposit on the first Business Day following the date on which such LC Outstandings arise shall constitute an immediate Event of Default.  Such cash (together with any interest accrued thereon) shall be held by Agent in the Cash Collateral Account and may be invested, in Agent's discretion, in Cash Equivalents.  Each Borrower hereby pledges to Agent and grants to Agent a security interest in, for the benefit of Agent in such capacity and for the Pro Rata benefit of Lenders, all Cash Collateral held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all Obligations, whether or not then due or payable.  At any time when (i) there has not occurred and is continuing an Event of Default and (ii) Cash Collateral in the Cash Collateral Account exceeds the LC Outstandings, Agent shall, within one (1) Business Day of the written request from Borrower, release such excess Cash Collateral form the liens granted in this Section 1.2.7 and return such excess Cash Collateral to the Borrower.  From time to time after cash is deposited in the Cash Collateral Account, Agent may, after the occurrence and during the continuance of an Event of Default, apply Cash Collateral then held in the Cash Collateral Account to the payment of any amounts, in such order as Agent may elect, as shall be or shall become due and payable by Borrowers to Agent or any Lender with respect to the LC Outstandings that may be then outstanding.  Neither any Borrower nor any other Person claiming by, through or under or on behalf of any Borrower shall have any right to withdraw any of the Cash Collateral held in the Cash Collateral Account, including any accrued interest, provided that upon termination or expiration of all Letters of Credit and the payment and satisfaction of all of the LC Outstandings, any Cash Collateral remaining in the Cash Collateral Account shall be returned to Borrowers unless an Event of Default then exists (in which event Agent may apply such Cash Collateral to the payment of any other Obligations outstanding, with any surplus to be turned over to Borrowers).”

2.03 Amendment to Section 5.1.  Section 5.1 of the Loan Agreement is hereby amended and restated in its entirety to provide as follows:

“5.1  Term of Commitments. Subject to each Lender’s right to cease making Loans and other extensions of credit to Borrowers when any Default or Event of Default exists or upon termination of the Commitments as provided in Section 5.2 hereof, the Commitments shall be in effect through the close of business on November 12, 2012 (the “Termination Date”).”

2.04 Amendment to Section 5.2.1.  Section 5.2.1 of the Loan Agreement is hereby amended and restated in its entirety to provide as follows:

“5.2.1  Termination by Agent.  The Commitments shall automatically terminate as of the Termination Date, unless extended in writing by Agent and all Lenders.  In addition, Agent may (and upon the direction of the Required Lenders, shall) terminate the Commitments without notice upon or after the occurrence and during the continuation of an Event of Default; provided, however, that the Commitments shall automatically terminate as provided in Section 11.2 hereof.”

2.05 Amendment to Section 5.2.3.  Section 5.2.3 of the Loan Agreement is hereby amended and restated in its entirety to provide as follows:

“5.2.3  [INTENTIONALLY OMITTED]”.

2.06 Amendment to Section 9.2.7.  Section 9.2.7 of the Loan Agreement is hereby amended and restated in its entirety to provide as follows:

“9.2.7  Distributions.  Declare or make any Distributions on or after the December Amendment Date.”

2.07 Amendment to Section 9.2.20.  Section 9.2.20 of the Loan Agreement is hereby amended and restated in its entirety to provide as follows:

“9.2.20  Payments on Subordinated Debt.  Make any payment of principal, interest or premiums on any Subordinated Debt on or after the December Amendment Date; provided, however, that the Credit Parties may make scheduled payments of interest on the Tontine Subordinated Debt so long as no Default or Event of Default has occurred and is continuing.”

2.08 Amendment to Section 9.3.8.  Section 9.3.8 of the Loan Agreement is hereby amended and restated in its entirety to provide as follows:

“9.3.8  Extended Period Financial Covenants.  During the Extended Period, if there are any Loans then outstanding, maintain (a) a Consolidated EBITDA of more than negative $2,500,000 for the period beginning October 1, 2011, and ending March 31, 2012, and (b) a Fixed Charge Coverage Ratio, on a Consolidated basis, of not less than 1.00:1.00 (i) for the fiscal month ending April 30, 2012, with respect to the one-month period then ending, (ii) for the fiscal month ending May 31, 2012, with respect to the two-month period then ending, (iii) for the fiscal month ending June 30, 2012, with respect to the three-month period then ending, (iv) for the fiscal month ending July 31, 2012, with respect to the four-month period then ending, (v) for the fiscal month ending August 31, 2012, with respect to the five-month period then ending, (vi) for the fiscal month ending September 30, 2012, with respect to the six-month period then ending, and (vii) for the fiscal month ending October 31, 2012, with respect to the seven-month period then ending.”

2.09 Amendment to Section 11.1.3.  Section 11.1.3 of the Loan Agreement is hereby amended and restated in its entirety to provide as follows:

“11.1.3   Breach of Specific Covenants.  Any Credit Party or any other Obligor shall fail or neglect to perform, keep or observe any covenant contained in Sections 1.2.7, 6.5, 7.1.1, 7.2.4, 7.2.5, 7.2.6, 7.5, 9.1.1, 9.1.3, 9.2 or 9.3 hereof on the date that such Credit Party or any other Obligor is required to perform, keep or observe such covenant.”

2.10 Amendment to Appendix A - Amended Definitions.  Effective as of the date hereof, Appendix A of the Loan Agreement is hereby amended by amending and restating the following definitions in their respective entireties:

“Applicable Margin – from the December Amendment Date going forward, the Applicable Margin for LIBOR Loans shall be equal to 4.00% and the Applicable Margin for Base Rate Loans shall be equal to 2.00%.”

“Availability Reserve – on any date of determination thereof, an amount equal to the sum of the following (without duplication):  (i) a reserve for general inventory shrinkage, whether as a result of theft or otherwise, that is determined by Agent from time to time in its reasonable credit judgment based upon Borrower’s historical losses due to such shrinkage; (ii) all amounts of past due rent, fees  or other charges owing at such time by any Obligor to any landlord of any premises where any of the Collateral is located or to any processor, repairman, mechanic or other Person who is in possession of any Collateral or has asserted any Lien or claim thereto; (iii) an amount equal to three months rent as to any location where any tangible Collateral (in excess of $50,000 for each such location), any Eligible Collateral other than motor vehicles (without regard to amount), and/or any books and records is located if Agent does not have in its possession a duly executed Landlord’s Waiver in form and substance satisfactory to Agent; (iv) any amounts which any Obligor is obligated to pay pursuant to the provisions of any of the Loan Documents that Agent or any Lender elects to pay for the account of such Obligor in accordance with authority contained in any of the Loan Documents; (v) aggregate amount of Bank Product Reserves; (vi) all customer deposits or other prepayments held by a Borrower; (vii) a general reserve of $5,000,000; (viii) a reserve for sales taxes; and (ix) such additional reserves as Agent in its sole and absolute discretion may elect to impose from time to time.”

“Commitment – at any date for any Lender, the obligation of such Lender to make Revolver Loans and to purchase participations in LC Outstandings pursuant to the terms and conditions of the Agreement, which shall not exceed the principal amount set forth opposite such Lender’s name under the heading “Commitment” on the signature pages of the Agreement or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of the Agreement or to give effect to any applicable Assignment and Acceptance; and “Commitments” means the aggregate principal amount of the Commitments of all Lenders, the maximum amount of which shall be $40,000,000.”

“Commitment Termination Date – the date that is the earliest to occur of (i) the Termination Date, unless extended in writing by Agent and Lenders; (ii) the date on which either a Borrower or Agent terminates the Commitments pursuant to Section 5.2 of the Agreement; or (iii) the date on which the Commitments are automatically terminated pursuant to Section 11.2 of the Agreement.”

“Original Term – the period beginning on the Closing Date and ending at the close of business on May 12, 2012.”

2.11 Amendment to Appendix A – New Definition.  Appendix A of the Loan Agreement is hereby amended by adding the following defined term in appropriate alphabetical order:

“December Amendment Date – December __, 2011.”

“Extended Period – the period beginning at the expiration of the Original Term and ending at the close of business on the Termination Date.”

“Termination Date – as defined in Section 5.1 of the Agreement.”

ARTICLE III
No Waiver

3.01 No Waiver.  Nothing in this Amendment shall directly or indirectly whatsoever either:  (i) be construed as a waiver of any covenant or provision of the Loan Agreement, any other Loan Document or any other contract or instrument or (ii) impair, prejudice or otherwise adversely affect any right of Agent or Lender at any time to exercise any right, privilege or remedy in connection with the Loan Agreement, any other Loan Document or any other contract or instrument, or (iii) constitute any course of dealing or other basis for altering any obligation of Credit Parties or any right, privilege or remedy of Agent or Lenders under the Loan Agreement, any other Loan Document or any other contract or instrument or constitute any consent by Agent or Lenders to any prior, existing or future violations of the Loan Agreement or any other Loan Document.  Credit Parties hereby agree and acknowledge that the Credit Parties are expected to strictly comply with their duties, obligations and agreements under the Loan Agreement and the other Loan Documents.

ARTICLE IV
Conditions Precedent

4.01 Conditions to Effectiveness.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (the date on which the conditions have been satisfied or waived in writing by Agent being the “Effective Date”) in a manner satisfactory to Agent:

(a) Agent shall have received this Amendment, duly executed by each of the Credit Parties.

(b) The representations and warranties contained herein and in the Loan Agreement and the other Loan Documents, as each is amended hereby, shall be true and correct in all material respects as of the date hereof, as if made on the date hereof, except for those representations and warranties specifically made as of an earlier date, which shall be true and correct in all material respects as of such earlier date.

(c) No Default or Event of Default shall have occurred and be continuing, unless such Default or Event of Default has been otherwise specifically waived in writing by Agent.

(d)           All organizational proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be reasonably satisfactory to Agent and its legal counsel.

(e)    Agent shall have received an amendment fee of $60,000.  Such amendment fee shall be (i) deemed fully earned and non-refundable as of the date of execution of this Amendment and (ii) due and payable in full on the date of execution of this Amendment.

ARTICLE V
Ratifications, Representations and Warranties

5.01 Ratifications.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.  Each Credit Party and Lenders and Agent agree that the Loan Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

5.02 Representations and Warranties.  Each Credit Party hereby represents and warrants to Lenders and Agent that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite organizational action on the part of such Credit Party and will not violate the organizational or governing documents of such Credit Party; (b) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Document are true and correct in all material respects on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date, except for those representations and warranties specifically made as of an earlier date, which shall be true and correct in all material respects as of such earlier date; (c) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by Agent; (d) each Credit Party is in material compliance with all covenants and agreements contained in the Loan Agreement and the other Loan Documents, as amended hereby; and (e) no Credit Party has amended its organizational or governing documents since the date of execution of the Loan Agreement other than as has been previously disclosed and delivered to the Agent.

ARTICLE VI
Miscellaneous Provisions

6.01 Survival of Representations and Warranties.  All representations and warranties made in the Loan Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or Agent or any closing shall affect the representations and warranties or the right of Lender or Agent to rely upon them.

6.02 Reference to Loan Agreement.  Each of the Loan Agreement and the other Loan Documents, and any and all other Loan Documents, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such other Loan Documents to the Loan Agreement shall mean a reference to the Loan Agreement, as amended hereby, and any reference in the Loan Agreement and such other Loan Documents to any other Loan Document amended by the provisions of this Amendment shall mean a reference to such other Loan Documents, as amended hereby.

6.03 Expenses of Agent.  As provided in the Loan Agreement, each Credit Party agrees to pay on demand all costs and out-of-pocket expenses incurred by Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent’s legal counsel, and all costs and out-of-pocket expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Documents, including, without, limitation, the costs and fees of Agent’s legal counsel and consultants retained by Agent or retained by Agent’s legal counsel.

6.04 Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6.05 Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of Lenders and Agent and each Credit Party and their respective successors and assigns, except that no Credit Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender and Agent.

6.06 Counterparts.  This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

6.07 Effect of Waiver.  No consent or waiver, express or implied, by Lenders or Agent to or for any breach of or deviation from any covenant or condition by any Credit Party shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

6.08 Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6.09 Applicable Law.  This Agreement and all other Loan Documents executed pursuant hereto shall be deemed to have been made and to be performable in and shall be governed by and construed in accordance with the laws of the State of Texas.

6.10 Final Agreement.  THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED.  THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.  NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY EACH CREDIT PARTY AND LENDERS AND AGENT.

6.11 Release.  EACH CREDIT PARTY HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER OR AGENT.  EACH CREDIT PARTY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDERS AND AGENT AND ITS RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES (INCLUDING ALL STRICT LIABILITIES) WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH ANY CREDIT PARTY MAY NOW OR HEREAFTER HAVE AGAINST LENDERS OR AGENT OR ITS RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS,” INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

[Signature pages follow.]

    IN WITNESS WHEREOF, this Amendment has been executed on the date first written above, to be effective as the respective date set forth above.

AGENT:

BANK OF AMERICA, N.A., as Agent

By: _ /s/ H. Michael Wills ___
H. Michael Wills
Senior Vice President

LENDERS:

BANK OF AMERICA, N.A.

By: _ /s/ H. Michael Wills ___
H. Michael Wills
Senior Vice President

Commitment: $20,000,000

WELLS FARGO CAPITAL FINANCE, LLC

By: _ /s/ David Hill ___
David Hill
Vice President

Commitment: $20,000,000

CREDIT PARTIES:

INTEGRATED ELECTRICAL SERVICES, INC.

By: ____/s/ Terry L. Freeman _ ___
Terry L. Freeman
Senior Vice President

ICS HOLDINGS, LLC
IES COMMERCIAL, INC.
IES CONSOLIDATION, LLC
IES OPERATIONS GROUP, INC.
IES PROPERTIES, INC.
IES PURCHASING & MATERIALS, INC.
IES REINSURANCE, LTD
IES RESIDENTIAL, INC.
IES SHARED SERVICES, INC
IES TANGIBLE PROPERTIES, INC
INTEGRATED ELECTRICAL FINANCE, INC.
KEY ELECTRICAL SUPPLY, INC.
THOMAS POPP & COMPANY

By: ____/s/ Terry L. Freeman _ ___
Terry L. Freeman
Senior Vice President

IES MANAGEMENT ROO, LP

By: ICS Holdings, LLC
Its General Partner

By: ____/s/ Terry L. Freeman _ ___
Terry L. Freeman
Senior Vice President

IES MANAGEMENT , LP

By: Integrated Electrical Services, Inc.
Its General Partner

By: ____/s/ Terry L. Freeman _ ___
Terry L. Freeman
Senior Vice President